SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, DC 20549


                                 FORM 8-K
                              CURRENT REPORT



                      PURSUANT TO SECTION 13 OR 15(D)
                  OF THE SECURITIES EXCHANGE ACT OF 1934


             Date of report (date of earliest event reported):

                              AUGUST 20, 1997


                            CARROLS CORPORATION
            (Exact Name of Registrant as Specified in Charter)


                                 Delaware
              (State or Other Jurisdiction of Incorporation)



               1-6553                                                  16-0958146
        (Commission File No.)                                         (IRS Employer
                                                                   Identification No.)


                968 James Street, Syracuse, New York 13203
           (Address of Principal Executive Offices)   (Zip Code)

        Registrant's telephone number, including area code:

                          (315) 424-0513


                          Not Applicable
       (Former Name or Former Address, if Changed Since Last Report)






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
ITEM 2 - ACQUISITION OR DISPOSITION OF ASSETS


On August 20, 1997, the Company acquired 63 Burger King restaurants for an aggregate purchase price of approximately $52 million in cash, pursuant to a Purchase Agreement, dated as of July 7, 1997, among the Company and Richard D. Fors, Jr., Charles J. Mund, Charles J. Mund, Jr., Eric W. Mund, William J. O'Donnell, John T. Sweeney, William J. Reznicek and certain other individuals and entities signatory thereto. A copy of the agreement is filed as an Exhibit hereto and is hereby incorporated by reference herein. The Company funded the purchase price of such purchase by using funds borrowed from Texas Commerce Bank National Association and other lenders pursuant to a loan agreement entered into on March 27, 1997. The purchase price for this transaction was determined through negotiations among the parties.

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
ITEM 7 - FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(A)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

     The 63 Burger King restaurants acquired by the Company were affiliated with Resser Management Corporation, Pennyline Group, Incorporated and Derby Management Corporation. Combined Financial Statements for the years ended December 31, 1996, 1995 and 1994 for these entities and the independent auditors report thereon, together with the notes thereto, are located at pages 5 through 23 of this report

     This report does not include the unaudited Interim Financial Statements of the Burger King Franchisees required by Item 7 (a) to Form 8K. Pursuant to Item 7 (a) (4) to Form 8K, such interim financial information will be filed by an amendment to this report no later than 60 days from the date hereof.

(B)  PRO FORMA FINANCIAL INFORMATION

     This report does not include the pro forma financial information required by Item 7 (b) to Form 8K. Pursuant to Item 7 (b) (2) to Form 8K, such pro forma financial information will be filed by an amendment to this report no later than 60 days from the date hereof.

(C)  EXHIBITS

10.41 Purchase Agreement dated as of July 7, 1997 among Carrols Corporation, as Purchaser, and the individuals and trusts listed on Exhibit A attached thereto, as Sellers, the individuals and entities listed on Exhibit B attached thereto, as Affiliated Real Property Owners, and Richard D. Fors, Jr. and Charles J. Mund, as the Seller's representatives.

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
                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:    September 4, 1997



                              CARROLS CORPORATION



                              By: ______________________________
                                  Paul R. Flanders
                                  Vice President - Finance

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
                    Burger King Franchises affiliated with
                           Resser Management Corp.,
                           Pennyline Group, Inc. and
                            Derby Management Corp.

                         COMBINED FINANCIAL STATEMENTS

                       December 31, 1996, 1995 and 1994

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
        BURGER KING FRANCHISES AFFILIATED WITH RESSER MANAGEMENT CORP.,
               PENNYLINE GROUP, INC. AND DERBY MANAGEMENT CORP.
                       DECEMBER 31, 1996, 1995 AND 1994



                               TABLE OF CONTENTS

                                                                           PAGE

Independent Auditor's Report                                                 1

Combined Financial Statements:

     Balance Sheets                                                          2

     Statements of Income                                                    3

     Statements of Equity                                                    4

     Statements of Cash Flows                                            5 - 6

Notes to Combined Financial Statements                                  7 - 17

                         INDEPENDENT AUDITOR'S REPORT






To the Boards of Directors and Stockholders of Resser Management Corp., Pennyline Group, Inc. and Derby Management Corp.


We have audited the accompanying combined balance sheets of the Burger King franchises affiliated with Resser Management Corp., Pennyline Group, Inc. and Derby Management Corp. ("the combined BKs") as of December 31, 1996, 1995 and 1994 and the related statements of income, equity, and cash flows for the years then ended. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the combined BKs as of December 31, 1996, 1995 and 1994 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



BECK, VILLATA & CO., P.C.

Montvale, NJ

July 21, 1997









                                       7

        Burger King Franchises affiliated with Resser Management Corp.,
               Pennyline Group, Inc. and Derby Management Corp.
                            COMBINED BALANCE SHEETS
                    As of December 31, 1996, 1995 and 1994

ASSETS
                                                                          1996                  1995                  1994
CURRENT ASSETS
Cash                                                          $         557,095      $         676,279     $         440,013
Inventories                                                             398,664                369,631               393,663
Note receivable - related party landlord                                 35,910                -                     -
Notes receivable-management companies                                15,590,266             12,906,568            11,648,675
Prepaid expenses and other current assets                               350,505                297,806               412,378
TOTAL CURRENT ASSETS                                                 16,932,440             14,250,284            12,894,729
PROPERTY AND EQUIPMENT
    Building                                                            352,907                352,907               350,160
    Restaurant equipment                                             15,328,566             14,281,103            13,532,249
    Leasehold improvements                                            6,551,857              5,879,337             4,962,772
    Total property and equipment, at cost                            22,233,330             20,513,347            18,845,181
    Less: accumulated depreciation                                   16,967,207             15,920,433            14,864,393
           NET PROPERTY AND EQUIPMENT                                 5,266,123              4,592,914             3,980,788
OTHER ASSETS
    Deferred charges - net                                            1,358,042              1,331,149             1,360,252
      Note receivable - related party landlord, net of current          386,181                -                     -
      portion
      Long-term notes receivable - management companies               5,200,000              5,200,000             5,200,000
    Security deposits                                                    20,950                 17,850                15,850
           TOTAL OTHER ASSETS                                         6,965,173              6,548,999             6,576,102
                                                           $         29,163,736   $         25,392,197  $         23,451,619
LIABILITIES AND EQUITY
CURRENT LIABILITIES
    Notes payable to-
        Banks                                                 $         494,162      $         467,031     $         377,272
        Supplier                                                         33,793                 31,338                15,182
        Stockholders                                                  1,286,953                224,818               259,465
        Affiliates                                                      -                      -                     286,696
    Accounts payable                                                  1,180,258              1,288,575             2,118,233
    Taxes withheld and payable                                          572,424                532,182               446,770
    Accrued expenses and other current liabilities                      716,251                656,696               675,399
           TOTAL CURRENT LIABILITIES                                  4,283,841              3,200,640             4,179,017
Notes payable, net of current portion -
    Banks                                                             2,184,318              1,515,594             1,450,989
    Supplier                                                            171,199                204,997               120,506
    Stockholders                                                         99,138              1,625,875             1,455,442
Cash dividends payable                                                  -                      -                     983,370
Due to unrelated landlord                                                11,000                -                     -
           TOTAL LIABILITIES                                          6,749,496              6,547,106             8,189,324
EQUITY
      Common stock, no par value, 70,500 shares authorized,
      4,170.6 shares issued and outstanding in 1996, 69,500
      shares authorized, 4,070.6 shares issued and outstanding
      in 1995; 68,500 shares authorized, 3,870.6 shares issued    489,704               488,704               483,704
      and outstanding in 1994
    Subscriptions receivable                                (            5,000)    (            5,000)   (            6,000)
    Additional paid-in capital                                        5,901,554              5,901,554             5,901,554
    Retained earnings                                                15,939,480             12,480,146             8,883,037
    Members' capital                                                     88,502 (                20,313)             -
           TOTAL EQUITY                                              22,414,240             18,845,091            15,262,295
COMMITMENTS AND CONTINGENT LIABILITIES
                                                                                               -                     -

                                                                   $       29,163,736 $       25,392,197  $       23,451,619

   The accompanying notes are an integral part of this financial statement.







                                       8

        Burger King Franchises affiliated with Resser Management Corp.,
               Pennyline Group, Inc.  and Derby Management Corp.
                         COMBINED STATEMENTS OF INCOME
             For the Years Ended December 31, 1996, 1995 and 1994

                                                                          1996                  1995                  1994
SALES
                                                                   $    62,443,804    $      57,043,828     $      53,446,908
COST OF GOODS SOLD
    Food                                                              15,172,054             14,559,944            13,701,265
    Paper                                                              1,812,198              1,638,513             1,466,814
         TOTAL COST OF GOODS SOLD                                     16,984,252             16,198,457            15,168,079
GROSS PROFIT
                                                                      45,459,552             40,845,371            38,278,829
OPERATING AND ADMINISTRATIVE EXPENSES
    Salaries and wages                                                10,289,673              9,372,202             8,793,369
    Payroll taxes and other employee benefits                          1,531,890              1,410,272             1,328,884
    Accounting                                                           555,444                531,410               506,991
    Advertising                                                        3,063,187              2,721,272             2,527,253
    Amortization of deferred charges                                     135,962                125,404               127,732
    Depreciation                                                       1,049,735              1,056,042               983,988
    Electric and gas                                                   2,279,344              2,158,954             2,089,600
    Hauling of waste                                                     228,127                253,489               247,709
    Insurance                                                            206,319                223,850               237,608
    Interest                                                             286,113                258,245               238,385
    Kitchen and dining room supplies                                     448,645                457,755               417,138
    Promotion                                                          1,615,066              1,086,073               769,537
    Rent                                                               5,289,603              4,734,334             4,701,231
    Repairs and maintenance                                            1,485,780              1,359,809             1,311,484
    Royalties                                                          2,185,862              1,996,919             1,870,852
    Taxes and licenses                                                   948,453                899,792               889,210
    Other operating expenses                                             680,872                593,469               568,877
    Fees to affiliated companies-
        Management                                                     2,977,536              2,682,805             2,562,574
        Administrative                                                 4,424,789              4,017,546             3,912,503
        Consulting                                                     1,042,324                991,051               890,745
         TOTAL OPERATING AND ADMINISTRATIVE EXPENSES                  40,724,724             36,930,693            34,975,670
INCOME FROM OPERATIONS
                                                                       4,734,828              3,914,678             3,303,159
OTHER INCOME (EXPENSE)
    Interest income - affiliated companies                             1,313,539              1,174,520             1,003,813
    Interest expense - stockholders                        (             72,218)                      ( (             52,371)
                                                                                                    92,264)
    Use tax assessment                                               -                           73,317           -
    Miscellaneous                                                    -                            1,740           -
        NET OTHER INCOME                                               1,241,321              1,157,313               951,442
NET INCOME
                                                                   $        5,976,149 $        5,071,991   $        4,254,601




   The accompanying notes are an integral part of this financial statement.











                                       9

        Burger King Franchises Affiliated with Resser Management Corp.,
               Pennyline Group, Inc. and Derby Management Corp.
                         COMBINED STATEMENTS OF EQUITY
             For the Years Ended December 31, 1996, 1995 and 1994

                                                                       Stock     Additional
                                                         Common    Subscriptions   Paid-in     Retained     Members'
                                                          Stock     Receivable     Capital     Earnings      Capital       Total
    Balance, January 1, 1994
                                                     $      481,704 ($        5,000) $  5,901,554 $  5,310,814 $         -
                                                                                                                       $11,689,072
    Issuance of 200 shares common stock                       (          1,000)
                                                        2,000                                                          1,000
    Net income, year ended December 31, 1994
                                                                                             4,254,601                 4,254,601
    Cash dividends declared                                                                (     682,378)             (    682,378)
    Balance, December 31, 1994                                 (         6,000)                                      -
                                                        483,704                 5,901,554    8,883,037                 15,262,295
    Issuance of 400 shares common stock
                                                               (         3,000)
                                                        5,000                                                          2,000
    Collection of subscriptions receivable
                                                                   4,000                                               4,000
    Dividends declared in prior years returned to
    equity                                                                                   983,370                   983,370
    Net income, year ended December 31, 1995                                                           (       20,313)
                                                                                             5,092,304                 5,071,991
    Cash dividends declared                                                                  ( 2,478,565)             (  2,478,565)
    Balance, December 31, 1995                               (           5,000)                         (      20,313)
                                                        488,704                 5,901,554    12,480,146                18,845,091
    Issuance of 100 shares common stock
                                                             (           1,000)
                                                        1,000                                                          -
    Collection of subscriptions receivable
                                                                   1,000                                               1,000
    Net income, year ended December 31, 1996
                                                                                             5,867,334                 5,976,149
    Cash dividends declared                                                                                           (  2,408,000)
                                                                                             (2,408,000)  108,815
    Balance, December 31, 1996                       $      489,704 ($         5,000)      $                         $
                                                                                  5,901,554   15,939,480         88,502 $22,414,240



   The accompanying notes are an integral part of this financial statement.











                                      10

        Burger King Franchises affiliated with Resser Management Corp.,
               Pennyline Group, Inc. and Derby Management Corp.
                       COMBINED STATEMENTS OF CASH FLOWS
             For the Years Ended December 31, 1996, 1995 and 1994

                                                                             1996                 1995                 1994
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                       $   5,976,149        $   5,071,991        $   4,254,601
    Adjustments to reconcile net income to net cash flow from
    operating activities:
      Depreciation and amortization                                    1,185,697            1,181,446            1,111,720
      Non-cash supplier rebates                                  (       31,343)     (        25,263)   (             432)
      Effect of changes in operating assets and liabilities:
        Inventories                                              (       29,036)               24,032     (        73,971)
        Prepaid expenses and other current assets                (       53,700)              114,572              100,984
        Accounts payable                                          (     108,317)       (     877,383)               24,944
        Taxes withheld and payable                                        40,242               85,462              116,187
        Accrued expenses and other current liabilities                   120,775               55,416      (       19,485)
        NET CASH PROVIDED BY OPERATING ACTIVITIES
                                                                       7,100,467            5,630,273            5,514,548
CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures                                           (      776,911)            (562,682)       (     576,188)
  Net increase in notes receivable - management companies         (   2,848,664)        (  1,634,203)        (  3,278,031)
  Collection of note receivable - related party                      15,739                         -                    -
  New franchise fees                                             (       95,000)      (       70,000)      (       75,000)
  Deferred costs                                                 (       37,995)     (         6,301)     (         3,396)
  Increase in deposits                                               (         3,100)     (         2,000)               -
        NET CASH USED IN INVESTING ACTIVITIES
                                                                   (  3,745,931)        (  2,275,186)        (  3,932,615)
CASH FLOWS FROM FINANCING ACTIVITIES
  Reduction of long-term debt                                     (     530,898)            (421,176)       (     456,932)
  Reduction of term notes payable - stockholders                  (     114,816)            (125,384)      (       57,188)
  Reduction of term notes payable - affiliates                                 -        (    286,696)       (     469,080)
  Reduction of demand notes payable-stockholders                     (     532,806)                 -                    -
  Dividends paid to stockholders                                   (  2,408,000)          (2,478,565)       (     682,378)
  Loans made by stockholders                                             110,800              187,000              218,892
  Stockholder capital contributions                                        2,000                6,000                1,000
        NET CASH USED IN FINANCING ACTIVITIES
                                                                   (  3,473,720)       (   3,118,821)        (  1,445,686)
Net increase (decrease) in cash
                                                                   (    119,184)              236,266              136,247
Cash, beginning of year
                                                                         676,279              440,013              303,766
Cash, end of year
                                                                  $      557,095       $      676,279       $      440,013






   The accompanying notes are an integral part of this financial statement.



                                      11

        Burger King Franchises affiliated with Resser Management Corp.,
               Pennyline Group, Inc. and Derby Management Corp.
         COMBINED STATEMENTS OF CASH FLOWS - SUPPLEMENTAL INFORMATION
             For the Years Ended December 31, 1996, 1995 and 1994


                                                                             1996                  1995                1994
INTEREST PAID
                                                                  $      286,612        $      276,340      $       252,907
SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Capital Expenditures:
  Purchase of property and equipment                              $    1,719,983         $   1,668,168        $   1,701,025
  Financed through
      Notes payable - banks                                    (        752,753)      (       442,839)     (       482,387)
      Notes payable - supplier                                                 -      (       125,910)     (       136,120)
      Management company bank loan                              (       190,319)      (       249,012)     (       138,980)
      Stockholders' bank loan                                                  -      (       240,000)     (       350,000)
      Accounts payable                                                         -     (         47,725)    (         17,350)
        Net cash paid
                                                                   $     776,911        $      562,682       $      576,188
Other:


    Additional accounts borrowed under notes payable - banks loaned
    to affiliate for building costs                                  $       -             $      132,702       $       90,527
    Supplier notes payable reduced by rebate income
                                                                 $        31,343       $        25,263     $            432
    Franchise fees paid by affiliate in prior year
                                                                $          5,000        $       10,000       $        5,000
    Deferred costs paid by affiliate in prior year
                                                                     $       -          $       10,000                $ -
    Amount payable to landlord for deferred costs related to Food
    Court                                                        $        22,000                 $ -                  $ -
    Long-term borrowing
                                                                  $      474,000                 $ -                  $ -
    Loaned to related party for purchase of property                 (       437,830)                -                   -
    Loaned to management company for Thruway Food Corp. lease        (         30,353)               -                   -
    termination
    Deferred loan costs                                              (          5,817)               -                   -
        Net cash
                                                                             $      -            $ -                  $ -










   The accompanying notes are an integral part of this financial statement.


                                      12

        Burger King Franchises Affiliated with Resser Management Corp.,
               Pennyline Group, Inc. and Derby Management Corp.
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                       December 31, 1996, 1995 and 1994

NOTE 1:  NATURE OF BUSINESS AND ORGANIZATION:

The companies included in these combined financial statements each operate a franchised restaurant of Burger King Corporation. As of December 31, 1996, forty-one of the restaurants operate in western New York state ("Resser stores"), eleven of the restaurants serve the southern tier portion of New York state ("Pennyline stores"), and nine of the restaurants operate in the Indiana and Kentucky region ("Derby stores"). A franchise royalty of three and one-half percent (3.5%) of sales is paid to Burger King Corporation. In addition, four percent (4%) of sales is paid to Burger King Corporation for advertising, promotion and public relations. Additional amounts are contributed voluntarily to the national advertising fund periodically. The majority stockholders of the Companies personally guarantee the agreements with Burger King Corporation.

All of the companies are under common control. As of December 31, 1996, three of the affiliates are limited liability companies, while the other fifty-eight companies are corporate entities. Resser Management Corp., Pennyline Group, Inc. and Derby Management Corp. ("the Management companies"), all of which are under the same common control, employ the management personnel for their respective groups of stores, as well as incur various common general and administrative expenses of the stores. The Management companies also disburse all cash on behalf of the stores.

There are generally no intercompany transactions between the affiliated restaurant companies included in these combined financial statements and, accordingly, no eliminations were necessary in combination.

Three of the restaurants included in these combined financial statements, Outlet Restaurant LLC, Parkside Restaurant Corp., and Blankenbaker Restaurant LLC, opened in 1996. Two restaurants, LaGrange Restaurant LLC and Chamberlain Food Corp., opened in 1995. Two other companies, Falconer Restaurant Corp., and Outerloop Food Corp., commenced operations in 1994.

NOTE 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

A)      Accounting Estimates
        The preparation of financial statements in conformity with generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period.

B)      Revenue and Cost Recognition
        The Companies' revenue is collected at the point of sale and no trade accounts receivable are carried. Expenditures are recorded on the accrual basis whereby expenses are recorded when incurred, rather than when paid. Refunds and rebates on food, soda, paper products and other miscellaneous items are received by the Management companies and have been recorded in the accompanying combined financial statements as a reduction of cost of goods sold in the period received.

C)      Inventory
        Inventories consist of food, paper, condiments and miscellaneous promotional items, and are stated at the lower of cost (first-in, first-out method) or market.


D)      Depreciation
        Depreciation is provided by use of the straight-line and accelerated methods over the estimated useful lives of the related assets, generally 5 years for restaurant equipment and 15 years for leasehold improvements. The building (owned by one of the Derby stores) is being depreciated over a period of 32 years.

E)      Repairs and Maintenance
        Expenditures  for repairs  and  maintenance  are  charged  directly  to
        expense as incurred.   Expenditures  for  additions and betterments are
        capitalized.





                                          13

        Burger King Franchises affiliated with Resser Management Corp.,
               Pennyline Group, Inc. and Derby Management Corp.
              NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                       December 31, 1996, 1995 and 1994


NOTE 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

F)      Advertising Costs
        The Companies contribute to a national advertising fund and participate in various advertising and marketing programs with Burger King Corporation, as described in Note 1. All costs related to marketing and advertising the Companies' products are expensed in the period incurred.

G)      Deferred Charges
        Deferred charges, including the initial cost of the various franchises, are being amortized over the initial life of the franchise (generally 20 years) or the estimated useful life of the asset. Costs incurred to extend the term of the franchise agreements are deferred until the initial period is expired.

H)      Impairment of Long-Lived Assets
        In the event that facts and circumstances indicate that the cost of franchise assets or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flow value is required.

I)      Store Development Costs
        Costs incurred in developing new restaurant locations are deferred by the respective Management company until the store opens for business. The costs are then included in the capitalized cost of the new facility. Development costs for unopened stores as of December 31,1996 reflected by the Management companies were approximately $147,000 as of December 31, 1996, $125,000 as of December 31, 1995, and $88,000 as of
        December 31, 1994.

J)      Cash and Cash Equivalents
        The companies would consider any highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. As discussed in Note 1, the Management companies make all cash disbursements on behalf of the stores. Consequently, only depository accounts and petty cash funds are maintained by the restaurant entities.

K)      Income Taxes
        All of the corporate affiliates have elected under the Internal Revenue Service and the applicable state tax laws to be taxed as "S"
        corporations. Thus, no provision for income taxes is required since any income of the affiliates is taxable directly to the individuals and not to the corporate entity. Minimal income taxes are incurred by several of the New York "S" corporations whose taxable income exceeds certain levels. The limited liability companies are treated as partnerships for income tax purposes. Consequently, income taxes are not payable, or provided for, by these entities.

NOTE 3:  FAIR VALUES OF FINANCIAL INSTRUMENTS AND CONCENTRATION OF CREDIT RISK:

The Companies have a number of financial instruments, none of which is held for trading purposes. The Companies estimate that the fair value of all financial instruments at December 31, 1996, does not differ materially from the aggregate carrying value of the financial instruments recorded in the accompanying combined balance sheet. Considerable judgment is necessarily required in interpreting market data to develop the estimates of fair value and, accordingly, the estimates are not necessarily indicative of the amounts that the Companies could realize in a current market exchange. The Companies' related party notes receivable represent a significant concentration of credit risk as of December 31,1996. Exposure to losses on receivables is principally dependent on the financial condition of various related parties, including the individual stockholders.

NOTE 4:  RELATED PARTY TRANSACTIONS:

The three Management companies provide bookkeeping and supervisory services to their respective restaurant affiliates under management agreements. For the Resser and Pennyline stores, the fee for these services is 4.5% of sales. For the Derby stores, the fees range from 3% to 6.5% of restaurant sales.



                                      14

        Burger King Franchises affiliated with Resser Management Corp.,
               Pennyline Group, Inc. and Derby Management Corp.
              NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                       December 31, 1996, 1995 and 1994

NOTE 4:  RELATED PARTY TRANSACTIONS (CONTINUED):

The three Management companies also provide the management personnel for the restaurants in accordance with administrative agreements. For the Pennyline stores, the fee is based on 7% of restaurant sales. For the Derby stores, the fee is equal to 10% of restaurant sales. For the Resser stores, the fee is based on actual salaries paid to the restaurant managers in 1996 and 1995, and on 7% of restaurant sales in 1994.

The Resser stores each have an agreement with Consolidated Data Management Corp. ("CDM"), which is owned by the majority stockholders, to provide technical consulting services to the stores. The fee for the stores is 2.5% of sales. CDM is also the lessee under lease agreements with a financial
institution, of cash register  equipment  utilized  by  the  restaurants.   The
equipment is accounted for by CDM as equipment under capital leases. The original cost of the equipment as reflected by CDM is $1,341,792. Depreciation and interest expense incurred by CDM for the year ended December 31, 1996 was $213,997 and $115,653, respectively. Depreciation and interest expense incurred by CDM for the year ended December 31, 1995 was $289,625 and $123,588, respectively, Depreciation and interest expense incurred by CDM for the year ended December 31, 1994 was $298,882 and $92,282, respectively.

All of the affiliates incur accounting fees to Accounting Dynamics Corp. ("ADC"), which is owned by a major stockholder of the affiliates. Fees to ADC for the years ended December 31, 1996, 1995 and 1994 were $445,473, $428,340 and $395,473, respectively.

The Resser and Pennyline stores incurred repairs and maintenance expenses to Resser Management Corp. in the amount of $17,532 for the year ended December 31, 1996, $138,789 for the year ended December 31, 1995, and $94,319 for the year ended December 31, 1994.

NOTE 5:  NOTE RECEIVABLE - RELATED PARTY LANDLORD:

In connection with a 1996 loan and security agreement with a financial institution, one of the affiliates, Main Street Food Corp., loaned funds to Parkside Land Corp., a commonly controlled company. The note is receivable in equal monthly installments of $5,520, which include interest at a rate of 8.9% per annum. The note is scheduled to mature March 25, 2006.
                                                            $
422,091

Less:  Current Portion
                      35,910

                  $  386,181

Scheduled maturities of the receivable as of December 31, 1996 are as follows:

YEAR                                                                                              AMOUNT
1997                                                                                            $   35,910
1998                                                                                                33,208
1999                                                                                                36,287
2000                                                                                                39,652
2001                                                                                                43,328
Thereafter                                                                                         233,706
                                                                                                $  422,091

NOTE 6:  NOTES RECEIVABLE - MANAGEMENTCOMPANIES:

Each of the affiliated restaurant companies has a note receivable (or payable) with its respective Management company represented by promissory notes which are generally due on demand. Interest has been calculated monthly at a rate of 7% per annum. A portion of the amount is reflected as long-term notes in accordance with the specific terms of those notes. In these combined financial statements, the demand notes receivable are reflected net of notes payable of $670,000 in 1996, $372,000 in 1995, and $415,000 in 1994. Management has
determined that no allowance for the receivables is necessary.

                                      15

        Burger King Franchises Affiliated with Resser Management Corp.,
              Pennyline Group.  Inc.  and Derby Management Corp.
              Notes to Combined Financial Statements (Continued)
                       December 31, 1996, 1995 and 1994

NOTE 7: TERM NOTES PAYABLE - AFFILIATES:

                                                           1996                             1995             1994
Note Payable - Affiliate was payable by four (4) of the
restaurants to Hamalo Foods, a partnership in which the
majority stockholders were partners.  Interest was
payable monthly at the rate of one-half percent (.5%)
over the prime rate plus an additional surcharge of 18%
of total interest was charged.  The note was secured by
the property and equipment of the borrowers.
                                                           $         -                $       -              $     153,092
Note payable to Resser Management Corp. was due from one
of the restaurants December 1, 1997, but was satisfied
in 1995.  Monthly payments were $2,267 plus interest at
a rate of prime plus 1%.
                                                                     -                        -                     79,342
Note payable to Resser Management Corp.  was due from
two of the restaurants June 1, 1995.  Monthly payments
were $3,794 plus interest at a rate of prime plus 3/4%.
                                                                     -                        -                     37,875
Notes payable to Consolidated Data Management Corp. were
due from various restaurant affiliates January 1, 1995.
Interest was at a rate of prime plus 3/4%.
                                                                     -                        -                     16,387

                                                                     $     -                  $     -                    $ 286,696

NOTE 8: NOTES PAYABLE - BANKS:

                                                                   1996                     1995             1994
Note payable to a financial institution is due from one
of the affiliates, Scottsburg Food Corp.  Monthly
installments of $1,948 include interest at the rate of
9.25% per annum.  The note is due January 1, 2002.  The
note is secured by the equipment purchased with the
proceeds.  The note is guaranteed by a corporate
affiliate and personally guaranteed by the stockholders
of the Company and another individual.
                                                           $    93,264                $ 135,327              $     173,148
Note Payable - Bank is due March 31, 1999 from one of
the affiliates, New Albany Food Corp.  Monthly
installments of $917 include interest at 1% above the
bank's prime rate.  The note is secured by property and
equipment of the Company.
                                                                24,739                   35,743                     46,747
Note payable to a financial institution is due from
Chamberlain Food Corp. May 1, 2000, and is payable in
equal monthly installments of $6,338.  Payments include
interest at the rate of 9.75% per annum.  The note is
secured by all of the personal property of the Company
and leasehold improvements to the premises.  The note is
guaranteed by a corporate affiliate and personally
guaranteed by the stockholders of the Company.
                                                               194,103                  248,311                          -





                                      16

        Burger King Franchises affiliated with Resser Management Corp.,
               Pennyline Group, Inc.  and Derby Management Corp.
              Notes to Combined Financial Statements (Continued)
                       December 31, 1996, 1995 and 1994

NOTE 8: NOTES PAYABLE - BANKS (CONTINUED):

                                                                   1996                     1995             1994
Note payable is due March 1, 2005, from one of the
affiliates, Clarksville Food Corp.  Monthly installments
of $3,969 include interest at the rate of prime plus 2%.
The note is secured by the real property purchased with
the proceeds.  The note is personally guaranteed by the
stockholders of the Company.
                                                             $ 187,435                  214,337                  237,321
Note payable to a financial institution is due from one
of the affiliates, Outerloop Food Corp.  Monthly
installments of $4,548 through August 9, 2001 include
interest at the rate of 10.5% per annum.  The note is
secured by all of the equipment of the Company and
leasehold improvements to the premises.  The note is
guaranteed by a corporate affiliate and personally
guaranteed by the stockholders of the Company.
                                                               200,994                  235,125                  263,377
Note payable to a financial institution is due from one
of the affiliates, Sellersburg Food Corp.  Monthly
installments are currently $3,959 including interest at
the rate of 1.5% above the prime rate.  At September 1,
1997, all remaining principal and interest will be due.
The note is secured by the property and equipment of the
borrower.  The note is guaranteed by a corporate
affiliate and personally guaranteed by the stockholders
of the Company.                                                105,717                  143,530                  176,385
Note payable to a financial institution is due from
LaGrange Restaurant LLC December 1, 2000, and is payable
in equal monthly installments of $6,412.  Payments
include interest at the rate of 1.5% per annum over the
prime rate.  The interest rate to be charged has a floor
of 7% and a ceiling of 10.5%.  The note is secured by
all of personal property of the Company and leasehold
improvements to the premises.  The note is guaranteed by
a corporate affiliate and personally guaranteed by the
members of the Company.
                                                               239,582                  288,962                        -
Note payable is due from one of the affiliates, Holiday
Food Corp.  The note is due December 30, 2000 to a
financial institution.  Monthly payments are $3,031
including interest at the rate of prime plus 1/2%.  The
note is secured by restaurant equipment and the real
estate of an affiliate corporation.  The note is
guaranteed by a corporate affiliate and by the
stockholders of the Company.                                   122,382                  155,524                  184,732
Note Payable - Bank is due March 1, 1997 from one of the
affiliates, Commons Food Corp.  Principal payments of
$4,167 plus interest at prime plus (1%) are payable
monthly.  The note is secured by the property and
equipment of the borrower.  The note is guaranteed by
the stockholders of the borrower.
                                                                12,560                   62,564                  116,735




                                      17

        Burger King Franchises affiliated with Resser Management Corp.,
               Pennyline Group, Inc.  and Derby Management Corp.
              NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                       December 31, 1996, 1995 and 1994

NOTE 8: NOTES PAYABLE - BANKS (CONTINUED):

                                                                   1996                     1995             1994
Note Payable is due August 31, 1998 from one of the
affiliates, Silver Creek Food Corp.  The monthly
payments are $3,921 including interest at the rate of
10.30%.  The note is secured by the restaurant equipment
of the borrower and is guaranteed by two corporate
affiliates and by the stockholders of the borrower.
                                                             $  71,780                $ 109,314              $   143,189
Note Payable to a financial institution is due October
25, 2000, from Grant Food Corp.  The monthly payments
are $2,809, including interest at the rate of 10.5%.
The note is secured by the restaurant equipment of the
borrower.  The note is also guaranteed by two of the
stockholders of the borrower.
                                                               106,007                  127,353                  146,582
Note payable to a financial institution is due January
1, 2001 from one of the affiliates, Falconer Restaurant
Corp.  The note is payable in monthly installments of
$3,890, including interest at the bank's base rate plus
 .75%.  The note is secured by the restaurant equipment
of the borrower.
                                                               151,306                  182,557                  210,038
Note payable from one of the affiliates, Main Street
Food Corp., is with respect to a loan and security
agreement together with Parkside Land Corp.
("Parkside"), a related party, in connection the
purchase of the Main Street Food Corp. real property by
Parkside.  The aggregate amount of the loans was
$1,100,000, of which $474,000 was to Main Street Food
Corp.  in the form of a promissory note.  The note is
due March 25, 2006, payable in equal monthly
installments of $5,979 which include interest at a rate
of 8.9% per annum.  The obligation is secured by
substantially all of the assets of the Company, as well
as the real property owned by Parkside.                        451,181                        -                        -
Note payable to a financial institution is from
Blankenbaker Restaurant LLC and is due June 1, 2003.
The note is payable in equal monthly installments of
$4,793 including interest at the rate of 8.78% per
annum.  The note is secured by all of the personal
property of the restaurant.                                    277,785                        -                        -
Note payable to a financial institution is from Outlet
Restaurant LLC and is due April, 2001.  The note is
payable in equal monthly installments of $3,213
including interest at the rate of 8.85% per annum.  The
note is secured by substantially all of the property and
equipment of the restaurant.
                                                               135,905                        -                        -








                                      18

        Burger King Franchises affiliated with Resser Management Corp.,
               Pennyline Group, Inc.  and Derby Management Corp.
              NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                       December 31, 1996, 1995 and 1994

NOTE 8: NOTES PAYABLE - BANKS (CONTINUED):

                                                                   1996                     1995             1994
One of the affiliates, Parkside Restaurant Corp.,
obtained a loan to finance equipment purchases and the
cost of leasehold improvements.  The total credit
available under the agreement is $335,000.  As of the
balance sheet date, $303,740 has been advanced.  Upon
being fully funded or April 30, 1997, whichever comes
first, the outstanding balance will be converted to a 10
year term loan, with interest at the base rate of a
financial institution plus three-quarters percent
(3/4%).  The scheduled maturities assume conversion of
the note.  The loan is secured by the equipment and
leaseholds acquired and personally guaranteed by the
stockholders.                                              $   303,740               $        -              $         -
Note payable was due March 1, 1997, from one of the
affiliates, Clarksville Food Corp.  Monthly installments
of $4,437 include interest at the rate of prim plus 2%.
The note was secured by all the equipment, furniture and
fixtures of the borrower.  The note was personally
guaranteed by the stockholders of the Company.  The note
was paid in full in 1996.
                                                                     -                   29,549                   76,798
Note payable was due July 12,1996 from one of the
affiliates, Gowanda Food Corp.  Monthly payments of
$2,330 included interest at the bank's base rate plus
3/4%.  The rate of interest had a ceiling of 11 % and a
floor of 6.75%.  The note was secured by all the
personal property of the Company and personally
guaranteed by the majority stockholders of the borrower.
                                                                     -                   14,429                        -
Note payable was due January 1, 1996 from one of the
affiliates, Gowanda Food Corp.  Payments of interest at
the rate of prime plus 1% were due monthly.  The rate of
interest had a ceiling of 14% and a floor of 9.5%.  On
February 1, 1992, monthly payments of $4,015, including
interest, commenced.  The note was secured by all the
personal property of the Company and personally
guaranteed by the majority stockholders of the borrower.
                                                                     -                        -                   39,645
Note payable was due May 1, 1995 from one of the
affiliates, Wellsville Food Corp.  The monthly payments
of $3,368 included interest at the prime rate plus 3/4%.
The rate of interest had a ceiling of 13 1/4 % and a
floor of 8 1/2 %.  The note was secured by restaurant
equipment and guaranteed by a corporate affiliate and
the majority stockholders of the borrower.
                                                              -                        -                          13,564

                                                                           2,678,480                1,982,625             1,828,261
Less:  Current portion                                                     494,162                  467,031               377,272
                                                                     $                        $                        $  1,450,989
                                                         2,184,318                1,515,594





                                      19

        Burger King Franchises affiliated with Resser Management Corp.,
               Pennyline Group, Inc.  and Derby Management Corp.
              NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                       December 31, 1996, 1995 and 1994

NOTE 8: NOTES PAYABLE - BANKS (CONTINUED):

Estimated maturities of Notes Payable - Bank during the next five years and in the aggregate are as follows:

             YEAR                                                              AMOUNT
     1997                                                                     $  494,162
     1998                                                               521,800
     1999                                                               494,500
     2000                                                               415,900
     2001                                                               235,600
     Thereafter                                                                  516,518
                                                                              $  2,678,480

NOTE 9:  NOTES PAYABLE - SUPPLIER:

Notes payable to a supplier of the Burger King restaurants are payable by the various affiliates in eighty-four equal monthly installments. Interest is calculated at a rate of 3.25% over the rate of 30 day commercial paper. The notes mature at various dates through the year 2002. The notes are secured by the restaurant equipment acquired from the supplier. Estimated maturities as of December 31, 1996 are as follows:

             YEAR                                                              AMOUNT
     1997                                                                     $  33,793
     1998                                                                36,465
     1999                                                                39,379
     2000                                                                42,555
     2001                                                                46,411
     2002                                                                        6,389
                                                                              $  204,992

NOTE 10: NOTES PAYABLE - STOCKHOLDERS:

                                                                   1996                     1995             1994
Note Payable - Stockholders is payable to a joint
venture of the stockholders of the Company by Evans Food
Corp.  The note is due December 1, 1997.  The monthly
payments are $3,803 plus interest at the rate of 11.8%
per annum.  The note is secured by the equipment of one
of the companies in this combination.                      $    39,604               $   78,578              $   131,955
Note Payable - Stockholders is payable to the two
majority stock holders by Union Road Food Corp.  The
note represents proceeds from a loan obtained by the
individuals which is due June 1, 1999, and is payable in
equal monthly principal installments of $5,834 plus
interest at a rate of 1% over prime.  The note is
secured by property and equipment of Union Road Food
Corp.                                                          169,146                  244,988                  314,996
Notes Payable to stockholders consists of advances made
by the stockholders to eighteen of the affiliates.
Interest is calculated monthly at a rate of 7% per annum
on the total unpaid balance.  There are no specified
terms for repayment.
                                                             1,177,339                1,527,127                1,267,957
                                                                           1,386,089                1,850,693             1,714,908
Less:  Current portion                                                     1,286,951                224,818               259,465
                                                                     $     99,138             $                        $  1,455,443
                                                                                  1,625,875


                                      20

        Burger King Franchises affiliated with Resser Management Corp.,
               Pennyline Group, Inc.  and Derby Management Corp.
              NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                       December 31, 1996, 1995 and 1994

NOTE 11: RETIREMENT PLAN:

Effective April 11, 1995, the affiliates elected to participate in a 401(k) Plan and Trust which covers substantially all full-time employees. Employees may elect to contribute a maximum of 15% of eligible wages. The Management companies match 25% of each employee's contribution up to a maximum of 1.5% of eligible wages. The matching contributions are fully vested to the employee after five years of service. The matching contributions made by the Management companies for 1996 and 1995 totaled $44,222 and $3,630, respectively. Such expense is not reflected in these combined financial statements.

NOTE 12: RENTAL COMMITMENTS:

As of December 31, 1996, twelve of the restaurant affiliates lease their facilities from unrelated parties under operating lease agreements expiring at various dates through the year 2008. Additionally, one of the affiliates, which owns its building, leases its land from an unrelated party. The remaining companies included in these combined financial statements lease their facilities from various related parties. The related party lease agreements, as well as some of the unrelated lease agreements, provide for contingent rents based on percentages of restaurant sales. All operating expenses of the leased properties are paid by the restaurant affiliates.

The following is a summary of rent expense for the year ended December 31, 1996:

                                                         Total                       Related                     Unrelated
Minimum                                                   $ 3,883,249                 $  3,368,393                 $  514,856
Contingent                                                  1,406,354                    1,236,748                    169,606
                                                          $ 5,289,603                 $  4,605,141                 $  684,462

The following is a summary of rent expense for the year ended December 31, 1995:

                                                         Total                       Related                     Unrelated
Minimum                                                   $ 3,673,544                 $  3,161,515                 $  512,029
Contingent                                                  1,060,790                    879,834                      180,956
                                                          $ 4,734,334                 $  4,041,349                 $  692,985

The following is a summary of rent expense for the year ended December 31, 1994:

                                                         Total                       Related                     Unrelated
Minimum                                                   $ 3,022,691                 $  2,489,082                 $  533,609
Contingent                                                  1,678,540                    1,528,603                    149,937
                                                          $ 4,701,231                 $  4,017,685                 $  683,546

The following is a summary of minimum future rental payments under the operating lease agreements as of December 31, 1996:

                                                Total                        Related                      Unrelated
1997                                            $ 4,073,544                   $  3,473,818                  $  599,726
1998                                              3,933,078                      3,342,024                     591,054
1999                                              3,383,647                      2,833,748                     549,899
2000                                              3,253,848                      2,719,098                     534,750
2001                                              3,171,301                      2,641,798                     529,503
Thereafter                                        14,799,813                     10,860,121                    3,939,692
                                                $ 32,615,231                  $  25,870,607                 $  6,744,624

Various lease agreements provide for additional options to extend the terms of the leases.



                                      21

        Burger King Franchises affiliated with Resser Management Corp.,
               Pennyline Group, Inc.  and Derby Management Corp.
              NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                       December 31, 1996, 1995 and 1994



NOTE 13: CONTINGENCIES:

Eleven of the affiliates are guarantors of a mortgage loan of a major stockholder. Each of the eleven restaurant guarantors is limited to the principal amount of $250,000, plus any accrued and unpaid interest. The note is secured by eleven parcels of real estate owned by the individual. The original amount of the loan was $5,000,000. Equal monthly installments of principal commenced November 1, 1994, and are due through September 1, 2004, plus interest at a rate of one percent (1 %) over the prime rate. The note matures October 1, 2004, at which time a balloon payment of $1,697,750 is due. As of December 31, 1996, the total outstanding balance of the mortgage loan is $4,250,750. The loan agreement requires the maintenance of a debt service coverage ratio with respect to the borrower, the restaurant guarantors, and a combined group of related entities.

Five of the affiliates are guarantors of a mortgage loan of CJM Properties, L.P., a limited partnership whose general partner is the spouse of a major stockholder. Each of the guarantees of the five restaurant guarantors is limited to the principal amount of $250,000, plus any accrued and unpaid interest. The note is secured by five parcels of real estate owned by the partnership, and is also personally guaranteed by the aforementioned stockholder. The original amount of the loan was $2,100,000. Equal monthly installments of principal commenced November 1, 1994, and are due through September 1, 2004, plus interest at a rate of one percent (1 %) over the prime rate. The note matures October 1, 2004, at which time a balloon payment of $711,270 is due. As of December 31, 1996, the total outstanding balance of the mortgage loan is $1,787,910. The loan agreement requires the maintenance of a debt service coverage ratio with respect to the borrower, the restaurant guarantors, and a combined group of related entities.

Four of the affiliates are guarantors of a mortgage loan of EWM Properties, L.P., a limited partnership whose general partner is the spouse of a major stockholder. Each of the guarantees of the four restaurant guarantors is limited to the principal amount of $250,000, plus any accrued and unpaid interest. The note is secured by four parcels of real estate owned by the partnership, and is also personally guaranteed by the aforementioned stockholder. The original amount of the loan was $1,900,000. Equal monthly installments of principal commenced November 1, 1994, and are due through September 1, 2004, plus interest at a rate of one percent (1%) over the prime rate. The note matures October 1, 2004 at which time a balloon payment of $639,790 is due. As of December 31, 1996, the total outstanding balance of the mortgage loan is $1,614,070. The loan agreement requires the maintenance of a debt service coverage ratio with respect to the borrower, the restaurant guarantors, and a combined group of related entities.

One of the affiliates has guaranteed a note payable by an affiliated partnership which is due September 15, 2002. The note is also personally guaranteed by the stockholders. The note is payable in monthly installments of $8,807 including interest at the prime rate plus 1.5% per annum. The rate of interest will not be less than 7% or greater than 10.75% per annum. The note is secured by certain real property of the borrower and equipment of the corporate guarantor. The loan is also secured by the lease between the borrower and the Company. As of the balance sheet date, the outstanding balance of the note is $806,175.

One of the affiliates has guaranteed a note payable by one of the stockholders which is due September 15,2002. The note is also personally guaranteed by another stockholder. The note is payable in monthly installments of principal plus interest at the prime rate plus 1.5% per annum. The rate of interest will not be less than 7% or greater than 10.75% per annum. The note is secured by certain real property of the borrower and equipment of the corporate guarantor. The loan is also secured by the lease between the borrower and the Company. As of the balance sheet date, the outstanding balance of the note is $551,597.

One of the affiliates has guaranteed a note payable by a joint venture of the Company's stockholders due in December 2000. The note is secured by the real property of the borrower and all the furniture, fixtures, equipment and leasehold improvements of the Company. The note is payable in monthly installments of principal and interest with the balance due at maturity. Interest is at the rate of 11.18%. As of the balance sheet date, the balance of the note is $468,363.

One of the affiliates has guaranteed a note payable by the stockholders of the Company due in December, 1997. The note is secured by all the equipment of the Company. The note is payable in monthly installments of principal and interest. Interest is at the rate of 11.08%. As of the balance sheet date, the balance is $39,604. The proceeds from the loan were advanced to the Company under the same terms (see Note 10).







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
        Burger King Franchises affiliated with Resser Management Corp.,
               Pennyline Group, Inc.  and Derby Management Corp.
              NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                       December 31, 1996, 1995 and 1994


NOTE 13: CONTINGENCIES (CONTINUED):

One of the affiliates has guaranteed a note payable by one of the stockholders which is due September 15, 2002. The note is also personally guaranteed by another stockholder of the Company. The note is payable in monthly installments of $6,489 including interest at the prime rate plus 1.5% per annum. The rate of interest will not be less than 7% or greater than 10.75% per annum. The note is secured by certain real property of the borrower and equipment of the corporate guarantor. The loan is also secured by the lease between the borrower and the Company. As of the balance sheet date, the outstanding balance of the note is $553,673.

One of the affiliates has guaranteed a note payable of its majority stockholders, who in turn advanced the proceeds to the Company (see Note 10.). The note matures June 1, 1999 and is payable in equal monthly principal installments of $5,834, plus interest at a rate of 1% over prime. As of the balance sheet date, the balance of the note is $169,146. The note is secured by property and equipment of the Company.

Three affiliates are guarantors of a mortgage loan of the majority stockholders. The note is secured by the real property of the borrower. The note bears interest at prime plus .75% and is due April 1, 2001. Amortization of principal is based on a 15 year schedule. As of the balance sheet date, the balance of the mortgage is $115,556.

One of the affiliates is a guarantor of a note obtained by a major shareholder. The note was related to the purchase of the parcel of real estate upon which the Grant Food Corp. restaurant facility was built. The note is secured by the real estate and by all the personal property of the Company. The original amount of the loan was $850,000. As at December 31, 1996, the balance of the note was $754,171. Monthly payments of principal and interest are required. Interest is calculated at a floating rate, which currently equates to 10.32% per annum. The maturity date is October 28, 2008.

One of the affiliates has guaranteed a note payable of an affiliated company due February 1, 2005. The note is also guaranteed by the majority shareholders of the affiliate. The note is secured by all the assets of the borrower. The note is payable in monthly installments of principal and interest. Interest is at the rate of prime plus 1%. The rate of interest has a ceiling of 14% and a floor of 9.5%. As of the balance sheet date, the balance outstanding is $262,733.

One of the affiliates has guaranteed a note payable of an affiliated company due in July, 2005. The note is secured by the real property of the borrower. The stockholders of the borrower have each personally guaranteed the note. The note is payable in monthly installments of $4,978, which includes interest at the rate of prime plus 1%. The interest rate has a floor of 7% a ceiling of 11.25%. As of the balance sheet date, the balance of the note is $367,460.

One of the affiliates has guaranteed a note payable of an affiliated company due April 1, 2004. The note is secured by real property of the borrower. The majority shareholders of the affiliate have each personally guaranteed the note. The note is payable in monthly installments of principal and interest. Interest is at the rate of prime plus 3/4%. The interest rate has a ceiling of 14% and a floor of 9 1/4%. As of the balance sheet date, the balance outstanding is $240,632.

One of the affiliates has guaranteed a note payable by an affiliated partnership which is due September 15, 2002. The note is also personally guaranteed by the stockholders of the affiliate. The note is payable in monthly installments of $6,489 including interest at the prime rate plus 1.5% per annum. The rate of interest will not be less than 7%, or greater than 10.75% per annum. The note is secured by certain real property of the borrower and equipment of the corporate grantor. The loan is also secured by the lease between the borrower and the Company. As of the balance sheet date, the outstanding balance of the note is $594,030.

One of the affiliates and the three majority stockholders of the affiliate are guarantors of a bank loan of an affiliated company. The loan is secured by the real property of the affiliate and the equipment, furniture and fixtures of the Company. As of the balance sheet date, the balance outstanding is $105,417. The loan is due April 28, 1998 and bears interest at the rate of prime plus 1%. The principal is fully amortized by monthly payments over the term of the loan.

Three of the affiliates have guaranteed a note payable of an affiliated company which is due May 1, 2000. The note is also personally guaranteed by the stockholders. The note is payable in monthly installments of $5,240 including interest at the prime rate plus .75% per annum. The rate of interest will not be less than 8.25%, or greater than 12%. The note is secured by certain personal property purchased with the proceeds. As of the balance sheet date, the outstanding balance of the note is $171,914.



                                      23

        Burger King Franchises affiliated with Resser Management Corp.,
               Pennyline Group, Inc.  and Derby Management Corp.
              NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                       December 31, 1996, 1995 and 1994


NOTE 14:  SUBSEQUENT EVENT:

On July 7, 1997, the stockholders of the affiliated restaurant entities signed a Purchase Agreement to sell substantially all of their interests, or in specified cases, the operating assets of the restaurant affiliates. The approximate purchase price is $50,900,000, which includes all of the restaurant entities included in these combined financial statements plus an additional restaurant opened in January, 1997, and is subject to various closing and post-closing adjustments. Two additional restaurant entities which commenced operations in 1997 are included in the Purchase Agreement and will be sold at cost to open the restaurants.




















































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